UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 4, 2008

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27723 (Commission File Number)	77-0270079 (I.R.S. Employer Identification Number)

1143 Borregas Avenue
 Sunnyvale, California 94089
 (408) 745-9600
 (Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 4, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SonicWALL, Inc., (the “Registrant”) adopted a bonus plan for employees of the Registrant, including Executive Officers and the Chief Executive Officer, for fiscal year 2008 (the “Plan”). Employees of the Registrant who are eligible for payments under the Registrant’s sales commission plan are not eligible to participate in the Plan.

This Plan is intended to provide variable compensation opportunities to participants that are linked to achievement of established performance objectives which are intended to increase shareholder value and the success of the Registrant.

Under the terms of the Plan, the Committee has approved a bonus pool budget (the “Bonus Pool”) from which payments shall be made upon company and individual performance. The Committee selected total revenue, earnings per share on a pro-forma basis and free operating cash flow (i.e., cash flow from operations less capital expenditures) as defined performance measurements for the release of payments from the Bonus Pool. When the performance of the Registrant equals or exceeds, on an equally weighted blended average basis, at least 90% of the defined performance measurement targets, 80% of the available Bonus Pool is released, provided that no single performance measurement component is less than 70% of targeted performance, in which event no  payment under the Plan shall be made. When performance of the Registrant equals or exceeds, on an equally weighted blended average basis, 100% of the defined performance targets, 100% of the available Bonus Pool is released, provided that no single performance measurement component is less than 70% of targeted performance, in which event no payment under the Plan shall be made.

When performance of the Registrant, on an equally weighted blended average basis, exceeds 100% of the defined performance targets, the Bonus Pool may be increased based upon a predetermined formula associated with total revenues and earnings per share on a pro-forma basis, provided that if performance of any performance measurement component fails to equal or exceed 80% of the targeted performance then overall bonus payouts are capped at 110% of the available Bonus Pool.

Under his employment agreement dated March 14, 2003, the targeted annual incentive bonus for Mr. Matt Medeiros, our Chief Executive Officer, equals 100% of base salary up to a maximum of 200% of base salary. The annual incentive bonus targets for all other Executive Officers eligible to participate in the Plan equals 50% of base salary.

The defined performance targets for the release of payments from the Bonus Pool are based upon metrics approved by the Board in the 2008 Annual Operating Plan of the Registrant and, with respect to operating cash flow, updated to reflect the audited balance sheet for the fiscal year ended December 31, 2007.  The timing of payments of bonus amounts are determined by the Committee and are made on or about the date of filing of the Company’s annual report on Form 10-K.

 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonicwall, Inc.
Dated: April 10, 2008	By:	/s/ Robert D. Selvi
Chief Financial Officer